                                                                    Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                     VPC Impact Acquisition Holdings Sponsor
                                         III, LLC

Address of Joint Filer:                  c/o Victory Park Capital Advisors, LLC
                                         150 North Riverside Plaza, Suite 5200
                                         Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:   10% Owner, Director

Issuer Name and Ticker
or Trading Symbol:                       Dave Inc. [DAVE]

Date of Event Requiring Statement:
(Month/Day/Year):                        1/5/2022

Name of Joint Filer:                     Richard N. Levy

Address of Joint Filer:                  c/o Victory Park Capital Advisors, LLC
                                         150 North Riverside Plaza, Suite 5200
                                         Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:   10% Owner

Issuer Name and Ticker
or Trading Symbol:                       Dave Inc. [DAVE]

Date of Event Requiring Statement:
(Month/Day/Year):                        1/5/2022